EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT

                                 JOSEPH J. REPKO
                           Certified Public Accountant
                                453 N. State Road
                              Springfield, PA 19064


I hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of my report dated February 8, 1997, relating to the financial statements of U.S. Online, Inc. as of December 31, 1996 and for the one year then ended and my report dated January 6, 1999 relating to the financial statements of U.S. Online, Inc. as of December 31, 1997 and for the one year then ended, appearing in Frontline Communications Corporation's Current Report on Form 8-K/A, dated January 6, 1999.


     I also consent to the reference to me under the caption "Experts" in the prospectus.



                                          /s/ Joseph J. Repko CPA
                                          --------------------------
                                          Joseph J. Repko, CPA


November 21, 1999